EXHIBIT 99.1

PRESS RELEASE

deltathree Reports Fourth Quarter and Full Year 2008 Financial Results

New York, NY – April 15, 2009 – deltathree, Inc. (OTCBB: DDDC.OB), a well-known provider of Voice over Internet Protocol (VoIP) hosted communications solutions for resellers, end-users and service providers, today announced financial results for the fourth quarter 2008 and full year 2008 ended December 31, 2008.

Mr. Effi Baruch, interim Chief Executive Officer and President, and Senior Vice President of Operations and Technology of deltathree, stated, “The fourth quarter was highlighted by notable progress towards achieving several key objectives of our previously-announced restructuring plan aimed at significantly reducing our fixed operating expenses in order to better align the organization with its current operations. In addition, during the quarter we initiated discussions with a strategic investor in order to secure additional working capital. On the cost-reduction front, fourth quarter 2008 core operating expenses, consisting of general and administrative, sales and marketing, as well as research and development, declined a combined 51% year-over-year. This progress is the direct result of the broad cost-reduction and efficiency measures implemented during the year, including a material reduction in global headcount, reductions in professional service agreements, and the successful renegotiation of certain long-term agreements and real estate obligations. On the capital funding side, our efforts during the quarter led to our recently announced equity transaction with D4 Holdings, LLC. Subsequent to the end of 2008, the closing of this transaction has provided a cash infusion of approximately $1.2 million and positions deltathree with a strategic investor whose ownership includes owners of ACN, Inc., the world’s largest direct selling telecommunications company.

“While our full year 2008 performance was disappointing in light of a highly competitive telecommunications market, I believe we have made solid progress on the key issues of reducing core operating expenses, improving our quarterly bottom line performance, and bolstering the company’s balance sheet through our latest round of funding after the end of the year. With progress on these critical initiatives in place, we continue to deploy additional offerings to strengthen our core portfolio of communications solutions aimed at allowing deltathree to expand its current reseller customer relationships, as well as recruit new resellers worldwide. Looking forward, we are also actively exploring ways for deltathree to capitalize on its new relationship with D4 Holdings and its affiliated entities, whose leadership position in the market for direct sales of international telecommunications services aligns strategically with deltathree’s global VoIP solutions and offers exciting potential synergies,” concluded Mr. Baruch.

For the fourth quarter 2008, deltathree reported total revenues of $4.6 million compared to $6.3 million in the fourth quarter 2007. For the full year 2008, deltathree reported total revenues of $20.2 million compared to $29.5 million for the full year 2007.

Fourth quarter 2008 GAAP net loss (as defined below) totaled $1.8 million, or $(0.05) per diluted share. GAAP net loss for the fourth quarter 2007 was $5.2 million, or $(0.16) per diluted share. For the full year 2008, deltathree reported a GAAP net loss of $11.9 million, or $(0.36) per diluted share, including the impact of a $3.6 million non-cash charge for the write-off of goodwill and intangible assets, $1.2 million in restructuring costs, and a charge of $0.6 million related to an adjustment of deferred revenues. GAAP net loss for the full year 2007 totaled $9.3 million, or $(0.29) per diluted share.

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Fourth quarter 2008 non-GAAP adjusted EBITDA (as defined below) loss was $0.2 million, or $(0.01) per diluted share, compared to non-GAAP adjusted EBITDA loss of $1.9 million, or $(0.06) per diluted share, for the fourth quarter 2007. For the full year 2008, deltathree reported a non-GAAP adjusted EBITDA loss of $3.5 million, or $(0.11) per diluted share, compared to a non-GAAP adjusted EBITDA loss of $3.8 million, or $(0.12) per diluted share, for the full year 2007.

deltathree defines adjusted EBITDA as earnings before restructuring costs, restatement of the deferred revenue liability, the write-off of goodwill and non-cash intangible assets, telecom tax adjustment, non-cash stock-based compensation, interest, taxes, depreciation and amortization. deltathree uses adjusted EBITDA as a measure of the company’s operating trends.  Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under generally accepted accounting principles (“GAAP”). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of December 31, 2008, deltathree held approximately $2.1 million in cash, cash equivalents, and short-term investments as well as restricted cash. In February of 2009, deltathree received $1.2 million in cash upon the closing of the equity transaction with D4 Holdings.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under GAAP. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the service provider and reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the iConnectHere direct-to-consumer offering and joip, which powers the VoIP service of Panasonic's Globarange hybrid phone.

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For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to reduce our costs and expenses and expand our revenues; our ability to obtain additional capital in the near term to finance operations; our ability to retain key personnel and employees needed to support our services and ongoing operations; our failure to retain key customers; decreasing rates of all related telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:
Erik Knettel
Grayling
1-646-284-9415
ir@deltathree.com

(Tables follow)

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 DELTATHREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,788	$1,649
Restricted cash and short-term investments	317	5,883
Accounts receivable, net	760	1,061
Prepaid expenses and other current assets	398	526
Inventory	33	193
Total current assets	3,296	9,312

Restricted cash and long-term investments	-	$1,085

Property and equipment, net	1,441	2,882

Goodwill net	-	2,002

Intangible assets	-	1,902

Deposits	117	116
Total assets	$4,854	$17,299

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital leases	$148	$69
Accounts payable	1,485	2,505
Deferred revenues	771	551
Other current liabilities	1,614	1,665

Total current liabilities	4,019	4,790

Long-term liabilities:
Capital leases net of current portion	147	144
Severance pay obligations	140	341
Total long-term liabilities	287	485
Total liabilities	4,306	5,275

Stockholders' equity:
Class A common stock, $0.001 par value	33	33
Additional paid-in capital	173,137	172,747
Accumulated deficit	(172,622)	(160,756)
Total stockholders' equity	548	12,024

Total liabilities and stockholders' equity	$4,854	$17,299

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DELTATHREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2008	2007	2008	2007

Revenues	$4,646	$6,303	$20,226	$29,477

Costs and operating expenses:
Cost of revenues	3,475	4,996	14,744	21,107
Research and development expenses	499	1,273	3,356	4,669
Selling and marketing expenses	581	1,256	3,636	5,068
General and administrative expenses	1,233	789	3,130	2,952
Restructuring costs	266	-	1,223	-
Write-off of goodwill	-	-	2,002	-
Write-off of intangible assets	-	2,680	1,564	2,680
Change in deferred revenue relating to previous years	-	-	596	-
Depreciation and amortization	342	519	1,836	2,644

Total costs and operating expenses	6,396	11,513	32,087	39,120

Loss from operations	(1,750)	(5,210)	(11,861)	(9,643)

Capital gain (loss)	39	-	39	-
Other non-operating income	-	13	19	13
Interest income (expense), net	(57)	50	(35)	442

Loss before income taxes	(1,768)	(5,147)	(11,838)	(9,188)

Income taxes	1	8	28	126

Net loss	$(1,769)	$(5,155)	$(11,866)	$(9,314)

Basic net loss per share	$(0.05)	$(0.16)	$(0.36)	$(0.29)

Diluted net loss per share	$(0.05)	$(0.16)	$(0.36)	$(0.29)

Basic weighted average number of shares outstanding	32,870,105	32,843,752	32,870,105	32,427,118

Diluted weighted average number of shares outstanding	32,870,105	32,843,752	32,870,105	32,427,118

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DELTATHREE, INC.
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
($ in thousands)

	Year ended December 31,
	2008	2007
Cash flows from operating activities

(Loss) income for the period	$(11,866)	$(9,314)

Adjustments to reconcile (loss) income for the year to net cash
(used in) provided by operating activities:
Write-off of intangible assets	3,566	2,680
Depreciation of property, plant and equipment	1,537	1,576
Amortization of intangible assets	338	1,068
Write off NY office equipment	357	-
Telecom tax adjustment	700	-
Capital (gain) loss, net	(39)	-
Stock based compensation	390	485
Increase in liability for severance pay, net	(201)	124
Deferred revenue adjustment	596	-
Provision for losses on accounts receivable	121	110
Exchange rates differences on deposits, net	(1)	(6)

Changes in assets and liabilities:
Decrease in accounts receivable	180	115
Decrease (increase) in other current assets	128	(82)
Decrease (increase)in inventory	160	(38)
Decrease in accounts payable	(1,020)	(778)
(Decrease) increase in other current liabilities	(750)	120
Decrease in deferred revenues	(376)	(1,172)
	5,686	4,202

Net cash used in operating activities	(6,180)	(5,112)

Cash flows from investing activities:
Purchase of property and equipment	(358)	(724)
Proceeds from disposal of property and equipment	141	-
Long-term investment, net	1,085	-
Decrease in short-term investments, net	5,566	6,184
Purchase of Go2Call operations, net	-	(2,509)
Net cash provided by investing activities	6,434	2,951

Cash flows from financing activities:

Payment of capital leases	(115)	(12)
Proceeds from exercise of employee options	-	32
Net cash (used in) provided by financing activities	(115)	20

Increase (decrease) in cash and cash equivalents	139	(2,141)
Cash and cash equivalents at beginning of year	1,649	3,790
Cash and cash equivalents at end of the year	$1,788	$1,649

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DELTATHREE, INC.
CONDENSED STATEMENT OF CASH FLOWS (Continued)
(Unaudited)
($ in thousands)

	Year ended December 31,
	2008	2007
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$48	$108

Supplemental schedule of non cash investing
and financing activities:
Acquistion of capital leases	$197	$225

Supplemental schedule of acquisition of Go2Call
Fixed assets		$51
Goodwill		2,002
Intangible assets		5,650
Accounts payable		(367)
Deferred revenues		(624)
Stock issuance		(4,203)
Total		$2,509

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DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Year ended December 31,		Three months ended December 31,
	2008	2007	2008	2007

Net loss	$(11,866)	$(9,314)	$(1,769)	$(5,155)

Depreciation and amortization	$1,836	$2,644	$342	$519
Write-off of goodwill	$2,002	$-	$-	$-
Write-off of intangible assets	$1,564	$2,680	$-	$2,680
Change in deferred revenue relating to previous years	$596	$-	$-	$-
Restructuring costs	$1,223	$-	$266	$-
Telecom tax adjustment	$700	$-	$700	$-
Stock based compensation	$390	$485	$157	$131
Interest expense (income), net	$35	$(442)	$57	$(50)
Taxes	$28	$126	$1	$8

Adjusted EBITDA	$(3,492)	$(3,821)	$(246)	$(1,867)

Basic adjusted EBITDA per share	$(0.11)	$(0.12)	$(0.01)	$(0.06)

Diluted adujsted EBITDA per share	$(0.11)	$(0.12)	$(0.01)	$(0.06)

Basic weighted average number of shares outstanding	32,870,105	32,427,118	32,870,105	32,843,752

Diluted weighted average number of shares outstanding	32,870,105	32,427,118	32,870,105	32,843,752

* Adjusted EBITDA represents earnings before the write-off of goodwill and non-cash intangible assets, restatement of deferred revenue, restructuring costs, telecom tax adjustment, non-cash stock-based compensation, interest, taxes, depreciation and amortization.

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